Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Xtant Medical Holdings, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2022, with respect to the consolidated financial statements of Xtant Medical Holdings, Inc. included in its Annual Report on Form 10-K as of and for the years ended December 31, 2021 and 2020, as filed with the Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Denver, Colorado

October 28, 2022